UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 22, 2013

CombiMatrix Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-33523	47-0899439
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

310 Goddard, Suite 150
Irvine, CA 92618

(Address of principal executive offices, including zip code)

(949) 753-0624

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.24d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.23e-4(c))

Item 8.01                                           Other Events.

As previously reported, CombiMatrix Corporation (the “Company”) submitted to the NASDAQ Stock Market a plan for regaining compliance with the $2,500,000 minimum stockholders’ equity requirement for continued listing on the NASDAQ Capital Market under NASDAQ Capital Market Listing Rule 5550(b)(1) (the “Listing Rule”).

On May 22, 2013, the Company received a notification that NASDAQ has granted the Company an extension until August 20, 2013 to evidence compliance with the Listing Rule in its Form 10-Q for the quarter ending June 30, 2013, provided that prior to its next periodic filing, the Company must evidence such compliance by furnishing to the SEC and NASDAQ a publicly available report disclosing that the Company has satisfied the stockholders’ equity requirement for continued listing (among certain other related disclosures).

If the Company fails to evidence compliance upon filing its periodic report for the quarter ending June 30, 2013, the Company’s securities may be subject to delisting.  In the event NASDAQ provides written notification that the Company’s securities will be delisted, the Company may appeal NASDAQ’s determination to a Listing Qualifications Panel.

There can be no assurance that the Company will timely satisfy the conditions imposed by NASDAQ or that the Company’s securities will remain listed on the NASDAQ Capital Market.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMBIMATRIX CORPORATION

Dated: May 30, 2013	By:	/s/ SCOTT R. BURELL
Scott R. Burell, Chief Financial Officer